Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Third Quarter 2021 Financial Results

and Updates Full Year 2021 Financial Guidance

–	Reports record revenue of $178.2 million for the quarter, representing year-over-year growth of 89% and organic growth of 77%
–	Raises revenue guidance to $655-$665 million for full year 2021
–	Completes acquisition of affinity ligands innovator Avitide Inc.

WALTHAM, Mass. – October 28, 2021 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its third quarter of 2021. Provided in this press release are financial highlights for the three- and nine- month periods ended September 30, 2021, updates to our financial guidance for the fiscal year 2021 and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “We delivered strong overall performance during the third quarter, with record revenue of $178 million and organic growth of 77% year-over-year. Our base business delivered 49% organic growth, reflecting an outstanding quarter across all franchises. COVID programs accounted for approximately 27% of revenue during the third quarter, and gene therapy customer revenue grew more than 50% year-over-year. Strategically, we strengthened and expanded our Proteins franchise through a series of new product introductions, a new long term supply agreement with Cytiva and our acquisition of Avitide. We are confident about the full year outlook for the company, including operating margin expansion, overall revenue growth of 79%-82%, and organic growth in the range of 65%-68%.”

Financial Highlights for the Third Quarter 2021

•	Revenue increased by $84.2 million in the third quarter, or 89% year-over-year, as reported and 77% organically, to $178.2 million

•	Our base business accounted for 67% of revenue and grew 49% year-over-year

•	COVID-related sales accounted for 27% of revenue, and grew 247% year-over-year

•	Inorganic revenue from acquisitions made in 2020 and 2021 accounted for 6% of revenue

•	Adjusted gross margin (non-GAAP) increased to 58.3%

•	GAAP operating margin was 25.4%, an increase of 310 bps

•	Adjusted (non-GAAP) operating margin was 32%, an increase of 340 bps

•	GAAP fully diluted EPS increased to $0.58 compared to $0.27 for the third quarter of 2020

•	Adjusted fully diluted EPS (non-GAAP) increased to $0.78 compared to $0.40 for the third quarter of 2020

Financial Highlights for the First Nine Months of 2021

•	Revenue increased by 88% year-over-year as reported and 72% organically, to $484.0 million

•	GAAP gross margin increased to 59.3%, and adjusted gross margin (non-GAAP) was 59.8%

•	GAAP operating margin was 26.8%, an increase of 650 bps

•	Adjusted (non-GAAP) operating margin was 32.9%, an increase of 540 bps

•	GAAP fully diluted EPS increased to $1.74 compared to $0.75 for the first nine months of 2020

•	Adjusted fully diluted EPS (non-GAAP) increased to $2.25 compared to $1.13 for the first nine months of 2020

Financial Details for the Third Quarter and First Nine Months of 2021

REVENUE

•

Total revenue for the third quarter of 2021 increased to $178.2 million compared to $94.1 million for the third quarter of 2020, a year-over-year gain of 89% as reported and 88% at constant currency, with organic growth of 77%.

•

Total revenue for the first nine months of 2021 increased to $484.0 million compared to $257.6 million for the first nine months of 2020, a year-over-year gain of 88% as reported and 85% at constant currency, with organic growth of 72%.

GROSS PROFIT and GROSS MARGIN

•

Gross profit (GAAP) for the third quarter of 2021 was $102.7 million, a year-over-year increase of $48.3 million. Adjusted gross profit (non-GAAP) for the third quarter of 2021 was $103.8 million, a year-over-year increase of $49.2 million.

•

Gross margin (GAAP) for the third quarter of 2021 was 57.6% compared to 57.9% for the third quarter of 2020. Adjusted gross margin (non-GAAP) for the third quarter increased to 58.3%, compared to 58.0% in the third quarter of 2020.

•

Gross profit (GAAP) for the first nine months of 2021 was $286.8 million, a year-over-year increase of $137.6 million. Adjusted gross profit (non-GAAP) for the first nine months of 2021 was $289.6 million, a year-over-year increase of $139.6 million.

•

Gross margin (GAAP) for the first nine months of 2021 increased to 59.3%, compared to 57.9% for the first nine months of 2020. Adjusted gross margin (non-GAAP) for the first nine months of 2021 increased to 59.8%, compared to 58.2% in the first nine months of 2020.

OPERATING INCOME

•	Operating income (GAAP) for the third quarter of 2021 was $45.2 million, a year-over-year increase of $24.2 million.

•	Adjusted operating income (non-GAAP) for the third quarter of 2021 was $57.0 million, a year-over-year increase of $30.1 million or 112%.

•	Operating income (GAAP) for the first nine months of 2021 was $129.8 million, a year-over-year increase of $77.4 million.

•	Adjusted operating income (non-GAAP) for the first nine months of 2021 was $159.3 million, a year-over-year increase of $88.5 million or 125%.

NET INCOME

•	Net income (GAAP) for the third quarter of 2021 was $33.5 million, compared to $14.6 million for the third quarter of 2020.

•	Adjusted net income (non-GAAP) for the third quarter of 2021 was $44.7 million, a year-over-year increase of $23.5 million or 111%.

•	Net income (GAAP) for the first nine months of 2021 was $99.2 million, compared to $40.2 million for the first nine months of 2020.

•	Adjusted net income (non-GAAP) for the first nine months of 2021 was $128.3 million, a year-over-year increase of $67.9 million or 112%.

EARNINGS PER SHARE

•	Earnings per share (GAAP) for the third quarter of 2021 were $0.58 on a fully diluted basis, compared to $0.27 for the third quarter of 2020.

•	Adjusted EPS (non-GAAP) for the third quarter of 2021 increased to $0.78 on a fully diluted basis, compared to $0.40 for the third quarter of 2020.

•	Earnings per share (GAAP) for the first nine months of 2021 increased to $1.74 on a fully diluted basis, compared to $0.75 for the first nine months of 2020.

•	Adjusted EPS (non-GAAP) for the first nine months of 2021 increased to $2.25 on a fully diluted basis, compared to $1.13 for the first nine months of 2020.

EBITDA

•	EBITDA, a non-GAAP financial measure, for the third quarter of 2021 was $54.4 million, compared to $27.4 million for the third quarter of 2020.

•	Adjusted EBITDA for the third quarter of 2021 was $60.5 million, a year-over-year increase of $31.1 million or 106%.

•	EBITDA for the first nine months of 2021 was $155.5 million, compared to $71.4 million for the first nine months of 2020.

•	Adjusted EBITDA for the first nine months of 2021 was $168.9 million, a year-over-year increase of $90.9 million or 116%.

CASH

•	Our cash and cash equivalents at September 30, 2021 were $621.1 million, compared to $717.3 million at December 31, 2020.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2021

Our financial guidance for the fiscal year 2021 is based on expectations for our existing business and includes the financial impact of our 2021 acquisitions of Polymem S.A. (which closed on July 1, 2021) and Avitide Inc. (which closed on September 20, 2021). The guidance below excludes the impact of potential additional acquisitions and future fluctuations in foreign currency exchange rates.

FISCAL YEAR 2021 GUIDANCE:

•

Total revenue is expected to be in the range of $655-$665 million, an increase from our previous guidance of $625-$645 million. We expect overall revenue growth of 79%-82% and 77%-80% at constant currency. Organic growth is expected to be in the range of 65%-68%, an increase from our previous guidance of 57%-62%.

•	Revenue from COVID-related programs is expected to be in the range of $175-$180 million, an update to our previous guidance of $170-$180 million.

•	Gross margin is expected to be in the range of 59%-60% on both a GAAP and non-GAAP basis, consistent with our previous guidance.

•

Income from operations is expected to be in the range of $165-$169 million on a GAAP basis, an increase from our previous guidance of $156-$161 million. Adjusted (non-GAAP) income from operations is expected to be in the range of $204-$208 million, an increase from our previous guidance of $192-$197 million.

•

Net income is expected to be in the range of $125-$128 million on a GAAP basis, an increase from our previous guidance of $118-$122 million. Adjusted (non-GAAP) net income is expected to be in the range of $163-$166 million, an increase from our previous guidance of $154-$158 million. Our current guidance reflects a tax rate of 19% on adjusted pre-tax income.

•

Fully diluted GAAP EPS is expected to be in the range of $2.19-$2.24, an increase from our previous guidance of $2.08-$2.15. Adjusted (non-GAAP) fully diluted EPS is expected to be in the range of $2.86-$2.91, an increase from our previous guidance of $2.71-$2.78.

Our non-GAAP guidance for the fiscal year 2021 excludes the following items:

•

$14.7 million estimated acquisition and integration expenses; $1.0 million in cost of product revenue, $1.3 million in research and development (R&D) and $12.4 million in selling, general and administrative expenses (SG&A).

•	Expected inventory step-up charges of $1.9 million related to acquisitions, reflected in cost of product revenue.

•	$22.1 million estimated intangible amortization expense, reflected in SG&A expenses.

•	$11.4 million of non-cash interest expense related to our convertible debt notes, reflected in other income (expense).

Our non-GAAP guidance for the fiscal year 2021 includes:

•	An income tax increase of $11.7 million, representing the tax impact of acquisition and integration costs, inventory step-up charges, intangible amortization and non-cash interest.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call

Repligen will host a conference call and webcast today, October 28, 2021, at 8:30 a.m. EDT, to discuss third quarter 2021 financial results and corporate developments. The conference call will be accessible by dialing toll-free (844) 274-3999 for domestic callers or (412) 317-5607 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 10161245.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency, adjusted gross profit and adjusted gross margin, adjusted income from operations and adjusted operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income, adjusted net income per share, adjusted earnings per diluted share (EPS), adjusted cost of sales, adjusted R&D expense, adjusted SG&A, adjusted income tax expense and adjusted income tax rate. The Company provides organic revenue growth rates in constant currency to exclude the impact of both foreign currency translation, and the impact of acquisition revenue for current year periods that have no prior year comparable, in order to facilitate a comparison of its current revenue performance to its past revenue performance. The Company provides revenue growth rates in constant currency in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs, inventory step-up charges and intangible amortization costs related to the Company’s acquisitions, as well as non-cash interest expenses and loss on conversion of debt related to the Company’s convertible debt, and the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that increase efficiencies in the process of manufacturing biological drugs. We are inspiring advances in bioprocessing for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our corporate headquarters are located in Waltham, Massachusetts, with additional administrative and manufacturing operations worldwide. The majority of our manufacturing sites are located within the U.S. (California, Massachusetts, New Jersey and New York), and outside of the U.S. we have sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company, including Repligen news releases, see our website at www.repligen.com. Follow us on LinkedIn and Twitter.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, demand in the markets in which we operate, the expected performance of our business, the expected performance of Non-Metallic Solutions, ARTeSYN Biosolutions, Polymem S.A. and Avitide Inc., the expected performance and success of our strategic partnerships, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources, our financing plans, and the projected impact of, and response to, the COVID-19 coronavirus pandemic on our business and on the U.S. and global economies constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” “projected,” “estimated,” “planned,” or “could” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with the following: the effect of the COVID-19 coronavirus pandemic, including mitigation efforts and economic effects, on our business operations and the operations of our customers and suppliers; the ultimate impact of the COVID-19 coronavirus pandemic on our business or financial results; our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully integrate any acquisitions, our ability to develop and commercialize products and the market acceptance of our products; our ability to integrate Non-Metallic Solutions, ARTeSYN Biosolutions, Polymem S.A., and Avitide Inc. businesses successfully into our business and achieve the expected benefits of the acquisitions; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K for the year ended December 31, 2020 and the most recently filed Quarterly Report on Form-10-Q on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management’s current views, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and is based only on information currently available to us. Repligen does not undertake to update, whether written or oral, any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information, future development or otherwise, that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$178,177	$94,029	$483,834	$257,521
Royalty and other revenue	39	31	179	91

Total revenue	178,216	94,060	484,013	257,612
Costs and expenses:
Cost of product revenue	75,495	39,626	197,232	108,471
Research and development	9,154	4,422	25,155	13,460
Selling, general and administrative	48,373	29,051	131,809	83,277

	133,022	73,099	354,196	205,208

Income from operations	45,194	20,961	129,817	52,404
Investment income	44	82	137	1,699
Loss on conversion of debt	(2)	—	(6)	—
Interest expense	(3,220)	(3,052)	(9,470)	(9,032)
Other expenses, net	(784)	(248)	(1,783)	(632)

Income before income taxes	41,232	17,743	118,695	44,439
Income tax provision	7,734	3,191	19,514	4,211

Net income	$33,498	$14,552	$99,181	$40,228

Earnings per share:
Basic	$0.61	$0.28	$1.81	$0.77

Diluted	$0.58	$0.27	$1.74	$0.75

Weighted average shares outstanding:
Basic	55,014,699	52,545,100	54,917,731	52,341,037

Diluted	57,367,920	53,468,658	57,071,839	53,299,544

Balance Sheet Data:	September 30, 2021	December 31, 2020
Cash, cash equivalents and marketable securities	$621,098	$717,292
Working capital	561,415	583,426
Total assets	2,241,397	1,902,887
Long-term obligations*	176,693	54,781
Accumulated earnings	164,950	65,769
Stockholders’ equity	1,715,265	1,529,150

*	Includes long-term portion of the contingent consideration obligation related to the acquisition of Avitide Inc.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO

NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP INCOME FROM OPERATIONS	$45,194	$20,961	$129,817	$52,404

ADJUSTMENTS TO INCOME FROM OPERATIONS:
Inventory step-up charges	270	144	1,868	144
Acquisition and integration costs	5,824	1,849	11,593	6,536
Intangible amortization	5,677	3,925	16,001	11,677

ADJUSTED INCOME FROM OPERATIONS	$56,965	$26,879	$159,279	$70,761

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP NET INCOME	$33,498	$14,552	$99,181	$40,228

ADJUSTMENTS TO NET INCOME:
Inventory step-up charges	270	144	1,868	144
Acquisition and integration costs	5,824	1,849	11,593	6,536
Intangible amortization	5,677	3,925	16,001	11,677
Loss on conversion of debt	1	—	6	—
Non-cash interest expense	2,902	2,759	8,592	8,174
Tax effect of non-GAAP charges	(3,467)	(2,072)	(8,904)	(6,334)

ADJUSTED NET INCOME	$44,705	$21,157	$128,337	$60,425

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP NET INCOME PER SHARE - DILUTED	$0.58	$0.27	$1.74	$0.75

ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Inventory step-up charges	0.00	0.00	0.03	0.00
Acquisition and integration costs	0.10	0.03	0.20	0.12
Intangible amortization	0.10	0.07	0.28	0.22
Loss on conversion of debt	0.00	—	0.00	—
Non-cash interest expense	0.05	0.05	0.15	0.15
Tax effect of non-GAAP charges	(0.06)	(0.04)	(0.16)	(0.12)

ADJUSTED NET INCOME PER SHARE - DILUTED	$0.78	$0.40	$2.25	$1.13

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP NET INCOME	$33,498	$14,552	$99,181	$40,228

ADJUSTMENTS:
Investment income	(44)	(82)	(137)	(1,699)
Interest expense	3,220	3,052	9,470	9,032
Income tax provision	7,734	3,191	19,514	4,211
Depreciation	4,308	2,757	11,360	7,820
Amortization(1)	5,705	3,953	16,084	11,760

EBITDA	54,421	27,423	155,472	71,352

OTHER ADJUSTMENTS:
Inventory step-up charges	270	144	1,868	144
Acquisition and integration costs	5,824	1,849	11,593	6,536
Loss on conversion of debt	1	—	6	—

ADJUSTED EBITDA	$60,516	$29,416	$168,939	$78,032

(1)	Includes amortization of milestone payments in accordance with GAAP of $28 and $83 for the three- and nine-month periods,. respectively.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP COST OF SALES	$75,495	$39,626	$197,232	$108,471

ADJUSTMENT TO COST OF SALES:
Inventory step-up charges	(270)	(144)	(1,868)	(144)
Acquisition and integration costs	(829)	(3)	(993)	(468)
Intangible amortization	—	—	—	(254)

ADJUSTED COST OF SALES	$74,396	$39,479	$194,371	$107,605

REPLIGEN CORPORATION

RECONCILIATION OF GAAP R&D EXPENSE TO NON-GAAP (ADJUSTED) R&D EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP R&D	$9,154	$4,422	$25,155	$13,460

ADJUSTMENT TO R&D:
Acquisition and integration costs	(381)	(1)	(962)	(472)

ADJUSTED R&D	$8,773	$4,421	$24,193	$12,988

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP SG&A EXPENSE	$48,373	$29,051	$131,809	$83,277

ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(4,613)	(1,845)	(9,637)	(5,596)
Intangible amortization	(5,677)	(3,925)	(16,001)	(11,425)

ADJUSTED SG&A EXPENSE	$38,083	$23,281	$106,171	$66,256

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO ADJUSTED (NON-GAAP NET INCOME GUIDANCE)

(in thousands)	Twelve months ending December 31, 2021
	Low End	High End
GUIDANCE ON NET INCOME	$125,000	$128,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	14,710	14,710
Inventory Step-Up Costs	1,868	1,868
Anticipated pre-tax amortization of acquisition-related intangible assets	22,087	22,087
Non-cash interest expense	11,384	11,384
Loss on conversion of debt	6	6
Tax effect of intangible amortization and integration	(11,739)	(11,739)
Guidance rounding adjustment	(316)	(316)

GUIDANCE ON ADJUSTED NET INCOME	$163,000	$166,000

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

ADJUSTED (NON-GAAP) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2021
	Low End	High End
GUIDANCE ON NET INCOME PER SHARE - DILUTED	$2.19	$2.24
ADJUSTMENTS TO GUIDANCE ON NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	$0.26	$0.26
Inventory Step-Up Costs	$0.03	$0.03
Anticipated pre-tax amortization of acquisition-related intangible assets	$0.39	$0.39
Non-cash interest expense	$0.20	$0.20
Loss on conversion of debt	$0.00	$0.00
Tax effect of intangible amortization and integration	($0.21)	($0.21)
Guidance rounding adjustment	($0.01)	($0.01)

GUIDANCE ON ADJUSTED NET INCOME PER SHARE - DILUTED	$2.86	$2.91

Totals may not add due to rounding.

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